UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 23, 2013
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Patrick Industries, Inc. (the “Company”) was held on May 23, 2013. The total shares outstanding on the record date, March 28, 2013, were 10,696,923. The total shares voted at the meeting in person or by proxy were 9,731,406, which represented 90.97% of the total outstanding eligible votes. The results of the matters voted upon at the Annual Meeting of Shareholders are as follows:

Proposal 1 – Election of ten directors to the Board of Directors to serve until the 2014 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Terrence D. Brennan	7,354,553	390,102	1,986,751
Joseph M. Cerulli	7,528,203	216,452	1,986,751
Todd M. Cleveland	7,570,840	173,815	1,986,751
John A. Forbes	7,584,094	160,561	1,986,751
Paul E. Hassler	6,012,915	1,731,740	1,986,751
Keith V. Kankel	7,542,185	202,470	1,986,751
Michael A. Kitson	7,616,271	128,384	1,986,751
Andy L. Nemeth	7,335,714	408,941	1,986,751
Larry D. Renbarger	7,544,504	200,151	1,986,751
Walter E. Wells	7,579,783	164,872	1,986,751

Proposal 2 – Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2013. There were no broker non-votes.

For	Against	Abstain
9,700,824	29,862	720

Proposal 3 – To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2012.

For	Against	Abstain	Broker Non-Votes
7,168,178	526,576	49,901	1,986,751

Proposal 4 – To recommend, in an advisory and non-binding vote, the frequency of vote to approve the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,931,707	50,565	5,715,966	46,417	1,986,751

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: May 29, 2013	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer